EXHIBIT 10.1

USBC, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is entered into as of [●], 2025 by and between USBC, Inc., a Nevada corporation (the “Company”), and the undersigned director, officer, employee, or agent of the Company (“Indemnitee”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in Section 11.

WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation subjecting directors, officers, employees, and agents to significant litigation risks while, at the same time, the availability and coverage of liability insurance is becoming increasingly limited and insurance costs are rising;

WHEREAS, the Company desires to attract and retain highly qualified individuals such as Indemnitee to serve as directors, officers, employees, and agents of the Company;

WHEREAS, it is prudent and in the best interests of the Company and its stockholders for the Company to contractually obligate itself to indemnify and defend persons serving as Company directors, officers, employees, or agents against such litigation to the fullest extent permitted by law in order to ensure that they will serve or continue to serve the Company free from undue concerns that the Company will not indemnify or defend them if they are sued as a result of such service;

WHEREAS, the Articles of Incorporation and the Bylaws of the Company (collectively, the “Organizational Documents”) require indemnification of the directors and officers of the Company in certain circumstances. Indemnitee may also be entitled to indemnification pursuant to the Nevada Revised Statutes Chapter 78 (the “Nevada Corporation Law”). The Organizational Documents and the Nevada Corporation Law expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and directors, officers, employees, and agents with respect to indemnification; and

WHEREAS, this Agreement is being entered into as a part of the consideration for Indemnitee’s service as a director, officer, employee, or agent of the Company.

NOW THEREFORE, in consideration for Indemnitee’s service as director, officer, employee, or agent of the Company and the covenants set forth in this Agreement, the parties agree as follows:

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1. Indemnification.

(a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was named as a party or is threatened to be made a party or otherwise involved (including involvement as a witness) in any threatened, pending or completed action, suit, claim, investigation, administrative hearing, proceeding or any alternative dispute resolution mechanism (each, a “Proceeding”), whether civil, criminal, administrative or investigative (other than a derivative action brought by a stockholder in the right of the Company, in which case Section 1(b) below shall apply) (a) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company; (b) for any action or inaction on the part of Indemnitee while serving as a director, officer, employee or agent of the Company; or (c) by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. This indemnification shall include all expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred or suffered by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, either (i) had reasonable cause to believe Indemnitee’s conduct was lawful or (ii) had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b) Derivative Actions. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to, or otherwise involved in (including involvement as a witness), any Proceeding brought by a stockholder in the right of the Company to procure a judgment in its favor (a) by reason of the fact that Indemnitee is or was a director, officer, employee, or agent of the Company; (b) for any action or inaction on the part of Indemnitee while a director, officer, employee, or agent of the Company; or (c) by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. This indemnification shall cover against all expenses (including reasonable attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement actually and reasonably incurred or suffered by Indemnitee in connection with the defense or settlement of such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

(c) Actions where Indemnitee is Deceased. Where Indemnitee is entitled to indemnification hereunder, but where and prior to, during the pendency of, or after completion of, such Proceeding, Indemnitee shall die, then the Company shall indemnify, defend, and hold harmless the estate, heirs, and legatees of Indemnitee against any and all expenses (including reasonable attorneys’ fees), judgments, fines, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by such estate, heirs, or legatees in connection with the investigation, defense, settlement, or appeal of such Proceeding on the same basis as provided for Indemnitee in subsections (a) and (b) of this Section 1.

(d) Mandatory Payment of Expenses. To the extent that Indemnitee has served as a witness on behalf of the Company or has been successful on the merits or otherwise in defense of any Proceeding referred to in subsections (a) and (b) of this Section 1, or in defense of any claim, issue or matter referred to therein, Indemnitee shall be indemnified against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

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2. Agreement to Serve. In consideration of the protection afforded by this Agreement, Indemnitee agrees to serve or continue to serve (as the case may be) as a director, officer, employee, or agent of the Company or, at the request of the Company, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue to employ or retain Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company, if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written contract between Indemnitee and the Company, other applicable formal severance policies duly adopted by the Company, or, with respect to service as a director or officer of the Company, by the Organizational Documents or the Nevada Corporation Law. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director, officer, employee, or agent of the Company.

3. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement, or appeal of any Proceeding referenced in Section 1(a) or (b) and not explicitly excluded by the exceptions in Section 9, subject to the receipt by the Corporation of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Financial Officer of the Company at the Company’s principal executive offices as set forth in the Company’s most recent filings with the Securities and Exchange Commission (or such other address as the Company shall designate in writing from time to time). Notice shall be deemed received (i) upon receipt, if personally delivered; (ii) three (3) business days after the date postmarked, if sent by certified or registered mail, properly addressed; or (iii) two (2) business days after deposited with a reputable overnight courier, properly addressed. In addition, Indemnitee shall provide the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee’s reasonable ability to provide.

(c) Procedure. Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than ten (10) days after receipt of the written request of Indemnitee. If the Company fails to respond within ten (10) days of a written request for indemnification, the Company shall be deemed to have approved the request. If the Company contests Indemnitee’s right to indemnification, Indemnitee shall be given written notice of the basis or bases for contest within ten (10) days after a request for indemnification is made. Any such dispute shall be decided in a court of competent jurisdiction in the State of Nevada.

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(d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b), the Company has directors and officers liability insurance in effect, the Company shall give prompt notice of the commencement of any Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(e) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) to advance the expenses of any Proceeding filed against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election and approval of counsel by Indemnitee, which approval shall not be unreasonably withheld. After the delivery of such notice, approval of such counsel by Indemnitee and retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, except as provided below. The Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a material conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of Indemnitee’s counsel shall be paid by the Company under Section 3(a).

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines, or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal, or settlement of any Proceeding, but not, however, for the total amount thereof, the Company shall indemnify Indemnitee for the portion of such actual and reasonable expenses, judgments, fines, or penalties to which Indemnitee is entitled.

5. Mutual Acknowledgement. The parties acknowledge and agree that, in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, and agents under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

6. Directors and Officers Liability Insurance.

(a) The Company shall obtain and maintain a policy or policies of liability insurance for directors and officers of the Company in their official capacities (“D&O Liability Insurance”) with respect to acts or omissions occurring while serving in such capacity, on terms with respect to coverage and amount (including with respect to the payment of expenses) no less favorable than those of such policy in effect on the date hereof except for any changes approved by the board of directors of the Company (the “Board”).

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(b) Directors and officers shall be covered by the Company’s D&O Liability Insurance policies as in effect, from time to time, in accordance with the applicable terms to the maximum extent of the coverage available for any other director or officer under such policies. The Company shall, promptly after receiving notice of a Proceeding as to which a director or officer is a party or a participant (as a witness or otherwise), give notice of such Proceeding to the insurers under the Company’s D&O Liability Insurance policies in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

(c) Upon request by Indemnitee who is a director or officer, the Company shall provide to Indemnitee copies of the D&O Liability Insurance policies as in effect from time to time. The Company shall promptly notify directors and officers of any material changes in such insurance coverage.

7. Presumptions; Effect of Certain Proceedings.

(a) In making any determination as to Indemnitee’s entitlement to indemnification hereunder, Indemnitee shall be entitled to a presumption that he or she is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 3(c). Any determination, to the extent required by applicable law, with respect to Indemnitee’s entitlement to indemnification hereunder shall be made, (a) if a Change in Control shall have occurred after the date of this Agreement, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (b) if a Change in Control shall not have occurred after the date of this Agreement, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (iii) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (iv) if so directed by the Board, by the stockholders of the Company.

(b) For purposes of a determination of good faith made hereunder, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or other person or entity including financial statements, or on information supplied to Indemnitee by the officers of such person or entity in the course of their duties, or on the advice of legal counsel for such entity or on information or records given or reports made to such entity by an independent certified public accountant, appraiser, or other expert selected with reasonable care by such entity. The provisions of this Section 7(b) shall not be deemed to be exclusive or to limit in any way other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct to be indemnified pursuant to this Agreement.

(c) In addition to the rights provided by the Organizational Documents, the Company acknowledges that the Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance (an “Indemnity Right”) provided by another person or entity, whether now or in the future (a “Third Party Indemnitor”). Notwithstanding anything to the contrary herein, the Company hereby agrees that in the event Indemnitee has an Indemnity Right, the Company (i) is the indemnitor of first resort (i.e., its obligations to indemnify Indemnitee are primary and any obligation of the applicable Third Party Indemnitor or such Third Party Indemnitor’s insurers to advance any expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee is secondary and excess); (ii) shall be required to advance the full amount of any expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by Indemnitee or on Indemnitee’s behalf to the extent legally permitted and as required hereunder, without regard to any rights Indemnitee may have against the Third Party Indemnitor or such Third Party Indemnitor’s insurers; and (iii) irrevocably waives, relinquishes and releases the Third Party Indemnitor and such Third Party Indemnitor’s insurers from any and all claims against the Third Party Indemnitor or such Third Party Indemnitor’s insurers for contribution, by way of subrogation or any other recovery of any kind in respect thereof. In furtherance and not in limitation of the foregoing, the Company agrees that in the event that any Third Party Indemnitor or such Third Party Indemnitor’s insurer should advance any expenses or make any payment to Indemnitee for matters subject to advancement or indemnification by the Company pursuant to this Agreement or otherwise, the Company shall promptly reimburse such Third Party Indemnitor or insurer and that such Third Party Indemnitor or insurer shall be subrogated to all of the claims or rights of Indemnitee hereunder or otherwise including to the payment of expenses in an action to collect. The Company agrees that any Third Party Indemnitor or such Third Party Indemnitor’s insurer not a party hereto shall be an express third party beneficiary of this Section 7, able to enforce such Section 7 of this Agreement according to its terms.

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8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9. Exceptions. Notwithstanding the above, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims or Counterclaims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to any Proceeding initiated or brought by Indemnitee or counterclaims initiated or brought by Indemnitee with respect to a Proceeding by the Company against Indemnitee and not by way of defense; or

(b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous; or

(c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a D&O Liability Insurance policy maintained by the Company; or

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(d) Claims under Section 16(b). To indemnify Indemnitee for the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar successor statute; or

(e) Other Claims under the Exchange Act. To indemnify Indemnitee for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act.

10. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

11. Certain Definitions. As used in this Agreement:

(a) “Change of Control” means the occurrence of any one or more of the following events: (i) any individual, entity, or group (as defined in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities; (ii) the consummation of a merger or consolidation of the Company with or into another entity, unless the holders of the Company’s voting securities immediately prior to such transaction continue to hold, directly or indirectly, more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity immediately after such transaction, and the composition of the board of directors of the surviving entity is substantially the same as that of the Company prior to the transaction; (iii) the sale, transfer, or other disposition of all or substantially all of the Company’s assets to any person or entity that is not a subsidiary or affiliate of the Company; (iv) during any period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the Board, unless the election or nomination of each new director was approved by a vote of at least two-thirds of the directors then still in office who were members of the Incumbent Board; (v) the approval by the Company’s stockholders of a complete liquidation or dissolution of the Company; and (vi) the occurrence of any other event that would be required to be reported as a change in control in response to Item 6(e) of Schedule 14A of Regulation 14A (or any similar item on any similar schedule or form) promulgated under the Exchange Act.

(b) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

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(c) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

12. Miscellaneous.

(a) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

(b) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives, and assigns. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c) Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

(d) Enforcement. The Company expressly acknowledges and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or to continue to serve (as the case may be) as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company.

(e) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

(f) Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior agreements except for any employment agreements in effect on the effective date of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

USBC, INC.	INDEMNITEE

By:_____________________________	By:_______________________________
Name:	Name:

Title:	Address:

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